EXHIBIT 3.4

BEYOND WELLNESS INTERNATIONAL, INC.

SERIES “D” COMMON STOCK PURCHASE WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS WARRANT REPRESENTS THAT IT IS ACQUIRING THIS WARRANT FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ANY APPLICABLE STATE SECURITIES LAWS COVERING THE PURCHASE OF THIS WARRANT AND RESTRICTING ITS TRANSFER, COPIES OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE SECRETARY OF THIS COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

Warrant No. ______	Dated: _______________________

SERIES “D” COMMON STOCK PURCHASE WARRANT

To purchase up to _______ Shares of Common Stock of

BEYOND WELLNESS INTERNATIONAL, INC.

at a purchase price of $6.00 per Share.

Expiring December 31, 2022

THIS IS TO CERTIFY THAT, for value received,

_________________________

or registered assigns (the "Holder"), is entitled, subject to certain conditions set forth in Section 1.01 hereof, to purchase from BEYOND WELLNESS INTERNATIONAL, INC., a Nevada corpor-ation (the "Company"), at any time or from time to time after the date of issuance, and prior to 5:00 p.m. New York City time, on December 31, 2022, at the Company's principal executive office, at the Exercise Price, up to the number of shares of Common Stock, $.0001 par value per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. No fractional Shares will be issued upon the exercise of this Warrant.

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Notwithstanding the foregoing, this Warrant shall become immediately exercisable in the event of:

(a) the sale, lease, exchange, transfer or other disposition (including, without limitation, by merger, consolidation or otherwise) of assets constituting all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to a Person or group of Persons (other than to any Person or Persons who, together with their Affiliates, beneficially own or control a majority of the issued and outstanding voting securities of the Company immediately prior to such transaction),

(b) any merger, consolidation or other business combination or refinancing or recapitalization that results in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction.

(c) the disposition of assets constituting all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in liquidation of the Company.

For purposes hereof, "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

This Warrant, or any part thereof, shall be exercised by properly executing the annexed Subscription Form and by mailing the Warrant, executed Subscription Form and payment in full of the aggregate option price of the number of Shares purchased to the principal office of the Company. No Shares shall be issued until full payment shall have been made therefor by cash or certified check and the Holder shall have none of the rights of a shareholder of the Company until Shares are issued as herein provided. If, in the opinion of counsel to the Company, any law or regulation of the Securities and Exchange Commission or any other body having jurisdiction shall require the Company or the Holder to take any action in connection with the Shares being purchased pursuant to this Warrant, then the Shares shall not be delivered until the completion of the necessary action.

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The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issue, fully paid and non-assessable as set forth herein. The Company further covenants and agrees that until the expiration date of this Warrant the Company will, at all times, have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

This Warrant, and the rights and privileges conferred hereby, shall be exercisable only by the Holder and shall not be assignable or transferable except pursuant to the provisions of the Securities Act of 1933, as amended, and the Rules and Regula-tions promulgated thereunder, AND with the consent of the Company. This Warrant shall be binding upon and shall inure to the benefit of the Company and any succes-sor to the Company and to the Holder's successors and as-signs.

The Holder, by acceptance hereof, acknowledges and agrees that:

(a) The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended. This Warrant has been issued to Holder in consideration of serv-ices rendered to the Corporation and for investment purposes only and not with a view to distribution or sale, and may not be made subject to a security interest or be pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Warrant under the Securities Act of 1933, as amended, or an opinion of counsel for the Company that registration is not required under such Act. Any Shares issued upon the exercise of this Warrant shall bear an appropriate restrictive legend un-less such Shares have been registered with the Securities and Ex-change Commission.

(b) Each notice of exercise of any portion of this Warrant must be accompanied by a representation in writing signed by the Holder or the Holder's legal representative, as the case may be, that the Shares of Common Stock are being acquired in good faith for investment purposes only any not with a view to or for sale in connection with any resale of distribution thereof.

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(c)(1) In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportion-ately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(c)(2) In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the ex-ercise thereof: [i] declare or pay to the holders of the Common Stock of the Corporation a dividend payable in any class of shares of stock of the Company; or [ii] change, or otherwise reclassify its Common Stock into the same or a dif-ferent number of shares with or without par value, or into shares of any class or classes; or [iii] consolidate or merge with, or transfer its property as an entirety or substantially as an en-tirety to any other corporation; or [iv] make any distribution of its assets to holders of its Common Stock as a liquidation or par-tial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the Holder hereof shall receive for the exercise price, in addition to or in sub-stitution for the Share of Common Stock to which the Holder would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Corporation, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation, merger or transfer, or such assets of the Corpora-tion which Holder would have been entitled to receive had the Holder exer-cised the Warrant prior to the happening of any of the foregoing events.

This Warrant does not confer upon the Holder hereof any right whatsoever as a stockholder of the Company. Upon the exercise of this Warrant the subscription form attached hereto must be duly executed and the accompanying instructions for the recording of stock completed.

(d) All notices, requests and other communications provided for herein shall be in writing, and shall be deemed to have been made or given when delivered or mailed, first class, postage prepaid, or sent by telex or other telegraphic communications equipment. Such notices and communications shall be addressed:

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(a)	if to the Company, to its registered address.

(b)	if to the Holder, to its address as shown on the registry books maintained by the Company.

(e) No failure or delay of the Holder in exercising any right, power or privilege, hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandon-ment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by a majority of the holders of the Warrants; provided that no amendment, modification or waiver may change the exercise price of (including without limitation any adjustments or any provisions with respect to adjustments, the expiration of or the manner of exercising the Warrants) without the consent in writing of all of the holders of the Warrants outstanding.

This Warrant shall be construed in accordance with and governed by the laws of the State of Nevada.

All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection herewith or the Notes shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants and the Shares of Common Stock issuable upon exercise of this Warrant, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

All the covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

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In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any jurisdic-tion, the validity, legality and enforce ability of the remaining provisions contained herein and therein shall not in any way be affected or impaired in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

IN WITNESS WHEREOF, BEYOND WELLNESS INTERNATIONAL, INC. has caused this Warrant to be executed in its corporate name by one of its officers hereunto duly authorized, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

BEYOND WELLNESS INTERNATIONAL, INC.

By:
SECRETARY

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BEYOND WELLNESS INTERNATIONAL, INC.

______________________________

SERIES “D” COMMON STOCK PURCHASE WARRANT

SUBSCRIPTION FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ of the Shares of Common Stock of BEYOND WELLNESS INTERNATIONAL, INC. at the exercise price of $6.00 per Share, for a total price for this subscription of $______________. Please issue the Shares of Common Stock so purchased in accordance with the instructions given below.

Date:_________________________

____________________________

(Signature of Holder)

Name of Holder:_________________________________________________

Registered Address______________________________________________

______________________________________________

Taxpayer Identification Number:______________________

[Corporate Seal]

Attest:

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